                           SCHEDULE 14A INFORMATION
                           ------------------------

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                               CYBERSENTRY, INC.
              ---------------------------------------------------
               (Name of Registrant as specified in its charter)


                   _________________________________________
     (Name of Person(s) Filing Proxy Statement), if other than Registrant

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:________________________________________________________
         (2) Aggregate number of securities to which transaction applies:________________________________________________________
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:___________(A)
         (4)  Proposed maximum aggregate value of transaction:________
         (5)  Total fee paid:_________________________________________________

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any of the fee is offset as provided by Exchange Act Rule
         0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:_________________________________________
         (2)  Form, Schedule or Registration Statement No.:___________________
         (3)  Filing Party:___________________________________________________
         (4)  Date Filed:_____________________________________________________

                               CYBERSENTRY, INC.
                               412 East Madison
                             Tampa, Florida 33602
                                 _____________

                 NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 31, 2000

TO THE STOCKHOLDERS OF CYBERSENTRY, INC.:

     NOTICE IS HEREBY GIVEN, that the Special Meeting (the "Meeting") of Stockholders of CyberSentry, Inc. (the "Company") will be held at 2:00 P.M. on March 31, 2000 at the Grand Hyatt, East 42/nd/ Street adjacent to Grand Central, New York, N.Y. 10017 for the following purposes:

1. To elect by Class the Board of Directors of the Company, which Directors shall serve until the Company's Annual Meeting;

2. To ratify the appointment of BDO Seidman, LLP, as the Company's Certified Public Accountants for the ensuing year;

3. To ratify the authorization of an additional Twenty Million shares of the Company's Common Stock;

4. To transact such other business as may properly come before the Meeting and any continuations and adjournments thereof.

     Stockholders of record at the close of business on February 29, 2000 are entitled to notice of and to vote at the meeting.

     In order to ensure a quorum, it is important that stockholders representing a majority of the total number of shares issued and outstanding and entitled to vote be present in person or represented by their proxies. Therefore, whether you expect to attend the meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the meeting and prefer to vote in person, you can revoke your proxy.

     In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

By Order of the Board of Directors,

/s/ Frank Kristan
Chairman of the Board of Directors
March 17, 2000

                               CYBERSENTRY, INC.
                      412 East Madison Street, Suite 1200
                             Tampa, Florida 33602
                        _______________________________
                                PROXY STATEMENT
                        _______________________________

                        SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 31, 2000


     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of CyberSentry, Inc. (the "Company"), for use at the 2000 Special Meeting of Stockholders of the Company (the "Meeting") to be held on March 31, 2000 at 2:00 P.M. at the Grand Hyatt, East 42/nd/ Street adjacent to Grand Central, New York, N.Y. 10017 and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Meeting and voting. This statement, the accompanying Notice of Meeting and form of Proxy have been first sent to the stockholders on or about March 21, 2000.

     In addition, please note that abstentions are included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are not counted as voted either for or against a proposal.

     All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the stockholder's directions, and unless contrary directions are given, will be voted for the proposals described below.

                            OWNERSHIP OF SECURITIES

     Only stockholders of record at the close of business on February 29, 2000, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the Meeting. As of February 29, 2000, there were issued and outstanding 14,021,165 shares of the Company's common stock (the "Common Stock"), and there were 20,021,165 such shares as of March 16, 2000.

     Each outstanding share of Common Stock is entitled to one vote on all matters properly coming before the Meeting. A majority of the shares of the outstanding Common Stock is necessary to constitute a quorum for the Meeting.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth as of the date of March 21, 2000, the names and beneficial ownership of the Company's Common Stock beneficially owned, directly or indirectly, by (i) each person who is a director or executive officer of the Company, (ii) all directors and executive officers of the Company as a group, and (iii) all holders of 5% or more of the outstanding shares of Common Stock of the Company.

                                  Common Stock

                                                  Number of Shares of   Percentage of Total Shares of
                                             Outstanding Common Stock        Outstanding Common Stock
Name and Address of Beneficial Owner           Beneficially Owned (1)              Beneficially Owned
------------------------------------           ----------------------              ------------------
Chinon Investments                                          2,000,000                            9.9%
Templar Corporation                                           775,000                            3.9%
       43 Deshon Avenue
       Bronxville, New York 10708
Patriot Advisors, Inc. (3)                                    562,400                            2.8%
       43 Deshon Avenue
       Bronxville, New York 10708
Gerald Resnick and Helene Resnick (4)                       4,500,000                           22.5%
Frank Kristan (5)                                                   0                              -
Hal Shankland (2) (6)                                         750,000                            3.7%
Frank Conklin (5)                                                   0                              -
Edward Dowling, Jr (5)                                              0                              -
Gilbert Raker (5)                                                   0                              -
Fianna Partners, L.P.(6)                                    6,000,000                           29.9%
       97 Church Road
       Easton, CT 06612
All directors and executive officers as a                   8,087,400                           40.1%
group (4 entities listed) (8) (9)

_______________

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnotes and subject to community property laws, where applicable, the persons named above have sole voting and investment power with respect to all shares of the Common or preferred stock (the "Preferred Stock"), as the case may be, shown as beneficially owned by them.

(2) Does not include shares of Preferred Stock owned by such individual. For a list of the holders of Preferred Stock see the following Preferred Stock charts. Each share of Preferred Stock is entitled to one vote on all matters requiring a stockholder vote or other stockholder action.

(3) Patriot has entered into Stock Purchase Agreements with each of Sprint Communications Company L.P. (the "Sprint Agreement") and RSL Com U.S.A., Inc. (the "RSL Agreement") pursuant to which Patriot has agreed to purchase, at specified times and specified amounts, shares of Class A Preferred Stock owned by RSL (the "RSL Shares") and Sprint (the "Sprint Shares"), respectively. Under the Sprint Agreement, Patriot agreed to purchase from Sprint at $1.50 per share
(i) 54,000 Sprint Shares within 30 days after confirmation of the Plan, (ii) 74,087 Sprint Shares within 90 days after confirmation of the Plan, (iii) at the option of Sprint, all or part of the balance of Sprint Shares during the period (subject to extension) between 180 days and 455 days after confirmation of the Plan and (iv) if Sprint still owns any Sprint Shares after the end of that 455-day period (as extended), all of the remaining Sprint Shares. Under the RSL Agreement, Patriot agreed to purchase from RSL at $1.50 per share (i) 53,564 RSL Shares within 30 days after confirmation of the Plan,
(ii) 74,395 RSL Shares within 90 days after confirmation of the Plan, (iii) at the option of RSL, all or part of the balance of RSL Shares during the period (subject to extension) between 180 days and 455 days after confirmation of the Plan and (iv) if RSL still owns any RSL Shares after the end of that 455-day period (as extended), all of the remaining RSL Shares. To the extent that such options are exercised by RSL and/or Sprint, the shares of Class A Preferred Stock owned by such entities would decrease by such amounts and the shares of Class A Preferred Stock owned by Patriot would increase by such amounts.

(4) The Company has issued to Mr. Resnick an option to purchase 500,000 shares of Common Stock exercisable at $1.00 per share during the term of his employment with the Company and for one year thereafter. The table includes the shares of Common Stock subject to that option. Mr. Resnick is no longer employed by the Company, nor one its Directors, but the Company anticipates executing a consulting agreement forming part of an amicable resolution to Mr. Resnick's resignation incorporating the appropriate terms of his employment agreement.
The Company also anticipates executing a mutual release and indemnification agreement with Mr. Resnick, such indemnification to be subject to the terms of Mr. Resnick's employment agreement.

(5) While Messrs. Kristan, Conklin, Dowling and Raker own no shares of the Company's Common Stock in their own name, it is anticipated that the Company will, pursuant to certain resolutions adopted by its Board of Directors, issue them options on 50,000 shares thereof in return for service on such Board for the first year of service thereon. Hal Shankland will also receive options therefor, which options shall be issued under the same terms as apply to the above.

(6) The Company has issued to Mr. Shankland an option to purchase 100,000 shares of Common Stock exercisable at $1.00 per share (for the first year) and at fair market value (after the first year) during the term of his employment with the Company. The table includes the shares of Common Stock subject to that option.

(7) On March 6, 2000, the Company issued 6,000,000 of its shares of Common Stock to Fianna Partners, L.P., in exchange for 420 Limited Partnership Interests, at $100,000 each, of Fianna Partners.

(8) Includes the shares of Common Stock held by Messrs. Kristan, through Patriot Advisors, Inc. and Templar Corporation, and Shankland.

(9) Figures may not add up due to rounding in the calculation of individual percentages.

                          Class A Preferred Stock (1)

                                                                            Percentage of Total
                                                 Number of Shares of                  Shares of
                                             Class A Preferred Stock    Class A Preferred Stock
Name and Address of Beneficial Owner          Beneficially Owned (2)     Beneficially Owned (2)
------------------------------------          ----------------------     ----------------------
Raoul Bouille                                                 11,526                       .28%
  Marina Office, Suite 5
  Sandy Bay Road
  Clontral SW 2093 Australia
RSL Comm. U.S.A., Inc. (3)                                   850,062                      20.7%
  c/o Westinghouse Communications
  1001 Brinton Road
  Pittsburgh, PA 15221-4533
Sprint Communications Company L.P. (3)                       545,705                      13.3%
  8140 Ward Parkway
  Kansas City, MO 64114-2006
Worldcom                                                     399,859                       9.8%
  P.O. Box 730426
  Dallas, TX 75373-0426
David Veltman                                              2,291,921                        56%
  3130 Tiffany Drive
  Bellair Beach, Florida 34635

___________

(1) Each share of Class A Preferred Stock may be converted, at the option of the holder, into one share of Common Stock (subject to adjustment in certain events) at any time from and after March 25, 2001 and through March 24, 2004. The holders of shares of Class A Preferred Stock are entitled to elect one director as a class and, in addition, are entitled to cast one vote (subject to similar adjustment) per share of Class A Preferred Stock on all other matters requiring a stockholder vote or other stockholder action by the holders of Common stock.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Subject to community property laws, where applicable, the persons named above have sole voting and investment power with respect to all shares of Class A Preferred Stock shown that they beneficially own.

(3)  See note 4 above under the Common Stock table.

                            Class B Preferred Stock

                                                       NUMBER OF SHARES OF
                                                   CLASS A PREFERRED STOCK   PERCENTAGE OF CLASS B
Name and Address of Beneficial Owner                    BENEFICIALLY OWNED      BENEFICIALLY OWNED
------------------------------------                 ---------------------      ------------------
VisionNet, Inc.                                                  2,000,000                   66.7%
  c/o LibertyOne Limited
  80 McLachlan Avenue
  Rushcutters Bay
  Sydney NSW 2011 Australia
Raoul Bouille                                                      250,000                    8.3%
  Marina Office, Suite 5
  Sandy Bay Road
  Clontral SW 2093 Australia
Hal Shankland                                                      750,000                     25%
All directors and executive officers as a group                    750,000                     25%
 (last person listed)


  Each share of Class B Preferred Stock may be converted at the option of the holder into one share of Common Stock (subject to adjustment in certain events) at any time from and after March 25, 2001 and through March 24, 2004. The holders of shares of Class B Preferred Stock are entitled to cast one vote (subject to similar adjustment) per share of Class B Preferred Stock on all other matters requiring a stockholder vote or other stockholder action by the holders of Common Stock.

  Beneficially ownership is determined in accordance with the Rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Subject to community property laws, where applicable, the persons named above have sole voting and investment power with respect to all shares of Preferred Stock shown as beneficially owned by them.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     Five directors are to be elected at the Meeting to hold office until the next meeting of stockholders or until their successors have been duly elected and qualified. The Company's Certificate of Incorporation and By-Laws provides
that its directors be divided into three classes.   The election of directors
requires the affirmative vote of at least the majority of shares of Common Stock present or represented at a meeting at which a quorum is present or represented.

     The By-Laws of the Company provide that the authorized number of directors shall be as set by the Board of Directors but shall not be less than three. The Class I directors will hold office until the next annual meeting of stockholders. The Class II directors will hold office until the annual meeting to be held two years from the current annual meeting. The Class III Directors will hold office until the annual meeting to be held three years from the current annual meeting. There are no agreements with respect to the election of directors, except that the holders of Class A Preferred Stock and Class B Preferred Stock, voting together as a class, have the right to elect one member of the Board of Directors. The holders have nominated Hal Shankland to serve on the Board of Directors as their nominee. The Company has not to date paid directors any cash fees for service on the Board of Directors, but it anticipates remunerating their services for service on the Board by paying them Five hundred dollars ($500.00) per Meeting attended in person, Two hundred dollars ($200.00) per Meeting attended in telephonically, in cash or shares of the Company's Common Stock and to reimburse them for any expenses incurred in connection therewith.

                           Stockholder Vote Required

     The election of the directors will require the affirmative vote of the majority of the shares present in person or represented by proxy at the Special Meeting of Stockholders and entitled to vote on the election of Directors.

     The Board of Directors recommends a vote FOR election to the Board of Directors of the Company each of the following Director Nominees, for the class denominated.

Name                  Age  Class             Position(s)

Frank Kristan.......   41    I    Chairman of the Board, CEO and President
Hal Shankland.......   55   III   Director, Senior Vice President and Secretary
Frank Conklin.......   42   III   Director
Edward Dowling, Jr..   36    I    Director
Gilbert Raker.......   56    II   Director

     Frank Kristan is the President and CEO of Patriot Advisers, Inc, a provider of investment advisory services to investment funds, corporations and individuals. From 1994 to 1997, Patriot managed funds on behalf of Templar Corporation. When Mr. Kristan concluded his involvement in managing third party assets, total assets under management exceeded $50 million. Patriot Advisors has been involved in development-stage financing of Inktomi Corporation and LibertyOne, Ltd. and the Company. Prior to forming Patriot Advisors, Mr. Kristan was the Principal and CEO of Kristan Associates, a financial consulting firm that provided various financial advisory services for the telecommunications and financial services industries.

He began his career at Affiliated Computer Systems where he provided computer and operational advisory services to banking and financial services institutions involved in merger and acquisition transactions. Mr. Kristan earned his BS in Mathematics from the University of Western Australia.

     Hal Shankland, Senior Vice President for Advanced Product Technology, served as President of TSC from July 1991 until the Merger and has held his current position with us since the Merger. Mr. Shankland has served as one of
the Company's directors since April 20, 1999.   He is an entrepreneur with over
25 years of experience in the computer and telecommunications industries. Mr. Shankland has worked with Litton Industries, Dyna Com and has served as President of Hal & Associates, Inc. of Tampa, Florida. Mr. Shankland has been a computer consultant to numerous corporate clients, including Southern Management, Inc. As the Company's Senior Vice President, Mr. Shankland is responsible for operational management of the telecommunications systems and the integration of new technologies. While serving in the U.S. Air Force, Mr. Shankland attended Florida State University and the University of Maryland from 1963 until 1967. Mr. Shankland has entered into a three year employment agreement with the Company.

     Frank Conklin is the President and Founder of Sinclair Ventures, LLC. Sinclair Ventures is the Managing Partner for Fianna Partners, L.P. Sinclair Ventures, LLC, has developed a new strategy for integrated benefits development. Mr. Conklin has twenty years of experience in the commercial insurance, specialty financial-insurance and healthcare services industries. He has served as an Officer in the Financial Services Division of Alexander & Alexander, where he specialized in political and export-credit risk insurance and financial guarantees; he was a co-founder of Credit Enhancement Services Corp., a specialty insurance broker, and was a Senior Marketing Representative with the FCIA-US Export/Import Bank. In 1988, Mr. Conklin entered the retained executive search industry with engagements focused on the insurance, managed care, and financial services industries. In addition thereto, Mr. Conklin has served as a financial and investment advisory consultant over the last few years. He is an investor in another e-business venture, CyberSoft, Inc, a company engaged in technology farming in the secure electronic data transmission industry. Mr. Conklin received his BA from Bradley University and its Institute of International Studies in 1980 and completed graduate coursework in finance at Baruch College.

     Edward R. Dowling, Jr has served as a Director of ours since the beginning of March of this year. He is the President of the of the Edward R. Dowling Agency, Inc., a full-service insurance agency, and has held this position since 1996. Mr. Dowling has a great deal of experience in analyzing the market value of financial services companies, particularly their corporate strategies and strategic relationships. Mr. Dowling has also been the Edward R. Dowling Agency's Branch Manger since 1990. Mr. Dowling is the founder, Chairman and CEO of CARBONEK Financial Services, Inc., a company that provides vendor-neutral insurance services online. Mr. Dowling has served on numerous boards of inter-industry associations in the financial services industry, and on several insurance review boards in New Jersey. He was educated at Wagner College, where he concentrated on business and economics until 1983.

     Gilbert Raker is the Chairman, President and Chief Executive Officer of the SEMX Corporation, a manufacturer of specialty materials and provider of special services to the microelectronics and semiconductor industries, which he has led since 1988. Prior thereto, Mr. Raker served as a Managing Director and Partner of Ditri Associates, Inc. (1987-1990) and Executive Vice President and CFO of Kenmare Capital Corporation (1984-1987), both of which were private investment companies. He had previously held executive positions with three companies listed on the NYSE; Combustion Equipment Associates, Inc.(1979-1984), Barber Oil Corporation (1976-1979) and IU International Corporation (1972-1976). Mr.
Raker completed his Ph.D. course work in Finance and received an MBA in Production

Management from Syracuse University in 1969, and received a BA from Eastern College in 1965. Mr. Raker is not only an alum but also a Trustee of Eastern College.

     Under the Company's Restated Certificate of Incorporation and Bylaws, its directors will be divided into three classes and designated as Class I, Class II and Class III. Class I directors will initially be elected for a term expiring at the first annual meeting of stockholders, Class II directors will initially be elected for a term expiring at the second annual meeting of stockholders, and Class III directors will initially be elected for a term expiring at the third annual meeting of stockholders. Members of each class will hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified. At present, Messrs. Conklin and Shankland have been designated as Class III, Mr. Raker as Class II and Messrs. Kristan and Dowling as Class I.

     There is no family relationship between any of the above named officers or directors.

     The directors' term of office is one year for Class I directors, two years for Class II directors and three years for Class III directors.

                     Committees and Meetings of the Board

     The Company has established an Audit Committee and a Compensation Committee. The responsibilities of the Audit Committee includes recommending to the Board of Directors the firm of independent auditors to serve the Company, reviewing the independent auditors reports, services and results of audit, and reviewing the scope, results and adequacy of the Company's internal control procedures. A majority of the Audit committee will consist of Directors who are not officers of the Company or any affiliates thereof. The Compensation Committee will periodically review and evaluate officers' compensation and administer the Company's Stock Options Plan(s).

     The Company will reimburse directors and committee members for all ordinary and necessary expenses incurred in attending any meeting of the Board of Directors or any committee thereof. Each director is entitled to 50,000 options on the Company's Common Stock on becoming a Director and 15,000 such options per year for serving as a director. Each Director serving on the Audit and Compensation Committees is entitled to 25,000 options on the Company's Common Stock upon becoming a Director thereon and 5,000 thereafter.

                                  PROPOSAL 2

             RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP,
           AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has unanimously approved and unanimously recommends that the stockholders ratify the appointment of BDO Seidman, LLP, as the Company's Certified Public Accountants for the ensuing year.

                           Stockholder Vote Required

     Ratification of the appointment of BDO Seidman, LLP, as the Company's Certified Public Accountants will require the affirmative vote of a majority of the shares present in person or represented by proxy at the 2000 Special Meeting of Stockholders.

     The Board of Directors recommends a vote FOR the ratification of the appointment BDO Seidman, LLP, as the Company's Certified Public Accountants for the ensuing year.

                                  PROPOSAL 3

                    RATIFICATION OF THE AUTHORIZATION OF AN
               ADDITIONAL TWENTY MILLION SHARES OF COMMON STOCK

     The Company has authorized and effected an exchange of Six million (6,000,000) of its shares of Common Stock for 420 Limited Partnership Interests (the "LPIs") of Fianna Partners, L.P. ("Fianna"), valued at One hundred thousand dollars ($100,000) each. Further, the Company expects that many of its shareholders will accept the offer to convert their issued and outstanding shares of Preferred Stock into shares of Common Stock. In anticipation thereof, and in order to cover future contingencies, the Company will be required to authorize and issue a greater numbers of shares of Common Stock then is presently available therefor. Consequently, the Board of Directors has determined to increase the Company's authorized share capital by Twenty million (20,000,000) shares of its Common Stock.

     The Board has unanimously approved and unanimously recommends that the stockholders ratify the authorization of an additional 20,000,000 of the Company's Common Stock.

                           Stockholder Vote Required

     The rules of the National Association of Securities Dealers, Inc. (the "NASD") require shareholder approval for any issuance of shares greater than twenty percent (20%) of a company's issued and outstanding shares of common stock at less than fair market value. The six million shares issued to Fianna are not subject to this provision in that the shares were issued above market value and that the Company's Common Stock is not currently trading on the Nasdaq Stock Market, although it is the Company's intention that it do so. Further, since any conversion will take place on a one for one basis, no such conversion would reflect issuance of stock at less than market value.

     However, ratification of the authorization of the additional 20,000,000 shares of the Company's Common Stock will require the affirmative vote of a majority of the shares present in person or represented by proxy at the 2000 Special Meeting of Stockholders because such authorization would, pursuant to
Section 242(b)(1) of the Delaware General Corporation Law (the "GCL"), require an amendment to the Company's Certificate of Incorporation. Such amendment has been adopted by the Board of Directors, which text and the resolution adopting is is attached herewith as Exhibit A and will, pending stockholder approval, be filed with the Delaware Secretary of State pursuant Section 103 of the GCL.

     The Board of Directors recommends a vote FOR the ratification of the authorization of an additional 20,000,000 shares of the Company's Common Stock.

                                 OTHER MATTERS

          The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting which will be presented for consideration at the meeting. However, it is possible that certain proposals may be raised at the meeting by one or more stockholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his or her best judgement.

                            SOLICITATION OF PROXIES

          The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.

                             STOCKHOLDER PROPOSALS

          In order to be included in the materials for the Company's next Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before January 21,2001.

       By Order of the Board of Directors,

       ______________________________
       Frank Kristan,
       Chairman of the Board of Directors

       March 21, 2000

                                                                       Exhibit A
                                  MINUTES OF
                           A MEETING OF THE BOARD OF
                        DIRECTORS OF CYBERSENTRY, INC.

       A special meeting of the Board of Directors of CyberSentry, Inc. (the "Corporation") was held by tele-conference on March 17, 2000 at 10:10 A.M., where the Directors Frank Kristan, Hal Shankland, Frank Conklin, Edward Dowling Jr and Gilbert Raker participated, constituting quorum and a majority.

The Board reviewed actions in the best interests of the Corporation.

NOW, THEREFORE, the Directors hereby adopt the following resolutions:

       RESOLVED, that the Certificate of Incorporation of CyberSentry, Inc. is hereby amended by deleting the first paragraph of the Fourth Article thereof and replacing it with the following:

       "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is sixty million shares (60,000,000) shares, consisting of fifty million (50,000,000)shares of common stock, pa value $.001 per share (hereinafter referred to as the "Common Stock"), and ten million (10,000,000) shares of preferred stock, par value $.001 per share (hereinafter, the "Preferred Stock"). The powers, designations, preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the Common Stock and the Preferred Stock are as follows:", and it is further;

       RESOLVED, that the Board submit the proposal to the Special Meeting of shareholders to be held on March 31, 2000 for approval, and it is further;

       RESOLVED, that the proper officers and directors of the Corporation be and each of them hereby is, authorized and empowered, in the name of and on behalf of the Corporation, to execute all such further documents, certificates or instruments, and to take all such further action, as any such officer or director may deem necessary, proper, convenient or desirable in order to carry out each of the intents thereof, and that all such actions taken by the officers and directors to date, in connection with the foregoing resolutions, are hereby in all respects confirmed, ratified and approved.

The Chairman then adjourned the meeting.

___________________________                ___________________________
Frank Kristan, Chairman                    Frank Conklin, Director


___________________________                ___________________________
Hal Shankland, Director                    Edward Dowling Jr, Director


___________________________
Gilbert Raker, Director